UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On June 28, 2018, the Company issued a press release announcing the pricing of its public offering of an aggregate of 7,766,990 shares of Common Stock and warrants to purchase up to an aggregate of 3,106,796 shares of Common Stock, at a combined offering price of $1.03. The press release also announced that the Company granted the representative of the underwriters a 45-day option to purchase up to 1,165,048 additional shares of Common Stock and/or warrants to purchase up to 466,019 additional shares of Common Stock from the Company to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1.

On July 2, 2018, the Company issued a press release announcing the closing of its public offering of 7,766,990 shares of Common Stock, and warrants to purchase up to an aggregate of 3,572,815 shares of Common Stock, including warrants to purchase 466,019 shares of Common Stock that were offered and sold by the Company pursuant to the exercise of the underwriters’ over-allotment option, for total gross proceeds of approximately $8 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press release issued by Soligenix, Inc. on June 28, 2018.

99.2	Press release issued by Soligenix, Inc. on July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

July 2, 2018	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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